Exhibit 99.2
News Release

FOR RELEASE:		CONTACT:
Date	April 28, 2014	Gerry Gould, VP-Investor Relations
Time	6:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Authorizes $100 Million Share Repurchase Program

Braintree, MA, April 28, 2014 - Haemonetics Corporation (NYSE: HAE) announced that its Board of Directors has approved the repurchase of up to $100 million of shares, consistent with its loan covenants. In approving the repurchase, the Board acknowledged the company’s strong cash flow and $192 million cash balance.

Haemonetics President and CEO stated: “Our Board of Directors expressed confidence in the Company’s strategic plan and cash generating ability. We have the resources to utilize a share repurchase program to enhance shareholder return, while continuing to fund Value Creation and Capture programs and new product introductions that are critical to future growth.”

Earlier today the company reported fiscal 2014 free cash flow of $123 million and guidance for fiscal 2015 free cash flow to approximate $120-$130 million, both before funding restructuring and capital investments for transformation activities1. The Company also provided a preliminary fiscal 2016 outlook which includes a return to mid-single digit revenue and mid to high-teens adjusted earnings per share growth rates in fiscal 2016.

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased will be determined by the company at its discretion and will depend on a number of factors, including the market price of shares, general market and economic conditions, applicable legal requirements and compliance with the terms of loan covenants.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements that involve risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, unexpected expenses incurred during our Value Creation and Capture program, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive.

Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.

1 Reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of the earnings press release issued April 28, 2014.